EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF
FINANCIAL OFFICER, PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officer of FCCC, Inc. hereby certifies that (a) FCCC Inc’s Amendment No. 1 to its Annual Report on Form 10-K for the fiscal year ended March 31, 2011, as filed with the Securities and Exchange Commission (the “Annual Report”), and the Annual Report, as amended, fully comply with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (b) information contained in this Amendment and the Annual Report, as amended, fairly present, in all material respects, the financial condition and results of operations of FCCC, Inc.

 In connection with the Annual Report of FCCC, Inc. (the “Company”) on Form 10-K for the year ended March 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bernard Zimmerman, Principal Executive Officer and Principal Financial Officer certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Company.

Date: February 7, 2012	By:
Bernard Zimmerman
President, Chief Executive Officer and Chief Financial Officer